PROXY

CALVERT VARIABLE SERIES, INC.
Ameritas Emerging Growth Portfolio
Ameritas Research Portfolio
Ameritas Growth With Income Portfolio

The undersigned hereby appoints William M. Tartikoff and Barbara J. Krumsiek, and each of them separately, proxies with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Meeting (the “Meeting”) of Shareholders of each Portfolio indicated above to be held at the offices of Calvert Variable Series, Inc., 4500 Montgomery Avenue, Suite 1000N, Bethesda, Maryland 20814 on October 15, 2003 at 9:00 a.m. (Eastern Time) and at any adjournment thereof, all of the shares of the Fund which the undersigned would be entitled to vote if personally present.

NOTE: Please sign this card exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person’s title.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. The Board of Directors recommends a vote FOR the proposal.

PLEASE VOTE, SIGN, AND DATE ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

Has your address changed? _________________________ _________________________	Do you have any comments? _________________________ _________________________

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE PROPOSAL.

As to any other matter, said attorneys shall vote in accordance with their best judgment.

The Board of Directors recommends a vote For the resolution to the right.

1. To approve the Agreement and Plan of Reorganization providing for the Reorganization of the Ameritas Emerging Growth, Ameritas Research and Ameritas Growth with Income Portfolios into the Ameritas Core Strategies Portfolio, as described in the Prospectus/Proxy Statement and the Agreement and Plan of Reorganization.

For	Against	Abstain

Please sign as your name appears on this Proxy

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